UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 4, 2017

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Report is incorporated herein by reference.

Some of the lenders under the Amended and Restated Term Loan Agreement (as defined below) and the Bridge Term Loan Agreement (as defined below) and/or their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Abbott Laboratories (“Abbott”) and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On January 4, 2017, Abbott completed the acquisition of St. Jude Medical, Inc. (“St. Jude Medical”), pursuant to the Agreement and Plan of Merger, dated as of April 27, 2016 (the “Merger Agreement”), by and among Abbott, St. Jude Medical, Vault Merger Sub, Inc. and Vault Merger Sub, LLC. Abbott completed the acquisition of St. Jude Medical through two mergers: (1) first, Vault Merger Sub, Inc., a wholly owned subsidiary of Abbott, was merged with and into St. Jude Medical, with St. Jude Medical surviving the merger as a wholly owned subsidiary of Abbott (the “First Merger”), and (2) second and promptly after the First Merger, St. Jude Medical was merged with and into Vault Merger Sub, LLC, with Vault Merger Sub, LLC surviving the merger as a wholly owned subsidiary of Abbott and being renamed St. Jude Medical, LLC (“SJM LLC”) (the “Second Merger” and together with the First Merger, the “Mergers”).

In the First Merger, each share of St. Jude Medical common stock issued and outstanding immediately prior to the first effective time was automatically converted into the right to receive 0.8708 of an Abbott common share and $46.75 in cash, without interest (the “Per Share Merger Consideration”), with any fractional Abbott common shares to be settled in cash.

In connection with completion of the First Merger, vested options to purchase shares of St. Jude Medical common stock were deemed exercised pursuant to a cashless exercise and the net number of shares of St. Jude Medical common stock payable in respect thereto were converted into the right to receive the Per Share Merger Consideration, less applicable withholding taxes, with any fractional Abbott common shares to be settled in cash. In addition, unvested options and restricted stock units in respect of St. Jude Medical common stock were assumed by Abbott and converted into Abbott options and restricted stock units (as applicable) of substantially equivalent value, in each case in accordance with the terms of the Merger Agreement.

Based on the closing price of $39.36 for an Abbott common share on the New York Stock Exchange on January 4, 2017, the aggregate implied value of the consideration paid in connection with the Mergers was approximately $23.6 billion, including approximately $10 billion in Abbott common shares and approximately $13.6 billion in cash.

After giving effect to the issuance of Abbott common shares in connection with the Mergers, Abbott has approximately 1,726.2 million common shares outstanding.

The foregoing description of the Mergers and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 4, 2017, Abbott fully guaranteed the obligations of SJM LLC under that certain Amended and Restated Term Loan Agreement, dated as of January 4, 2017 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Amended and Restated Term Loan Agreement”), among SJM LLC, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, with an aggregate principal amount outstanding of approximately $2.3 billion, substantially on the terms set forth in the Amended and Restated Term Loan Agreement.

The borrowings under the Amended and Restated Term Loan Agreement will bear interest, at SJM LLC’s option, based on either a base rate or a Eurodollar rate, plus an applicable margin based on Abbott’s credit ratings. The Amended and Restated Term Loan Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type as well as customary events of default.  A copy of the Amended and Restated Term Loan Agreement will be filed with a future periodic report.

Also on January 4, 2017, in connection with the Mergers, Abbott borrowed $2.0 billion under that certain 120-Day Bridge Term Loan Agreement (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Bridge Term Loan Agreement”), dated as of December 13, 2016, by and among Abbott, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

Item 8.01.  Other Events.

On January 4, 2017, Abbott issued a press release announcing the closing of the Mergers, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of the acquired business are not included in this Current Report on Form 8-K. Such financial statements will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed by amendment not later than  71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

Exhibit No.	Exhibit
2.1

Agreement and Plan of Merger, dated as of April 27, 2016, by and among Abbott Laboratories, St. Jude Medical, Inc., Vault Merger Sub, Inc. and Vault Merger Sub, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Abbott Laboratories on April 28, 2016)*

99.1	Press Release, dated January 4, 2017

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: January 5, 2017	By:	/s/ Brian B. Yoor
Brian B. Yoor

Senior Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1

Agreement and Plan of Merger, dated as of April 27, 2016, by and among Abbott Laboratories, St. Jude Medical, Inc., Vault Merger Sub, Inc. and Vault Merger Sub, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Abbott Laboratories on April 28, 2016)*

99.1	Press Release, dated January 4, 2017

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.